U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                      FORM 8-K


                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): November 1, 2006

                           5G WIRELESS COMMUNICATIONS, INC.
                  (Exact Name of Registrant as Specified in Its Charter)

          Nevada                       0-30448               20-0420885
(State or Other Jurisdiction    (Commission File Number)   (I.R.S. Employer
       of Incorporation)                                   Identification No.)

         4136 Del Rey Avenue, Marina del Rey, California        90292
            (Address of Principal Executive Offices)          (Zip Code)

       Registrant's telephone number, including area code:  (310) 448-8022



            (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     (a) Between November 1, 2006 and February 27, 2007, the issued a total of 13,278,138 shares of common stock to a total of 55 accredited investors for a total consideration of approximately $899,110 (average of approximately $0.068 per share). These sales were undertaken in offshore transactions under Regulation S in which no directed selling efforts were made in the United States by the Company, or any person acting on behalf of any of the Company. In addition, the other provisions of Rule 903(b)(3)(i) and (iii) were complied with.

     (b) On November 15, 2006 and February 9, 2007, the Company issued a total of 548,815 shares of common stock on the conversion of $69,250 of principal and accrued interest on the $805,000 convertible notes issued on March 4, 2004.

     (c) Between December 11, 2006 and January 25, 2007, the Company issued a total of 259,273 shares of common stock to four consultants; these shares were valued at $79,518 ($0.31 per share).

     (d) On December 8, 2006, the Company issued 198,786 shares of common stock in the name of Global Connect, Inc. to he held in escrow to secure a note payable from Global Connect, Inc. to Infostructure Technology Group, LLC.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to
Item 601of Regulation S-B.


                                   SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       5G Wireless Communications, Inc.



Dated: March 15, 2007                  By: /s/ Don Boudewyn
                                       Don Boudewyn
                                       Executive Vice President


                                EXHIBIT INDEX

Number                           Description

4.11 Form of Promissory Note issued by the Company to investors, dated March 4, 2004 (incorporated by reference to Exhibit 4.1 of the Form 10-QSB/A filed on May 28, 2004).

4.12 Form of Note Purchase Agreement between the Company and investors, dated March 4, 2004 (incorporated by reference to Exhibit 4.2 of the Form 10-QSB/A filed on May 28, 2004).